UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2013

WOLVERINE EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-152343
(Commission File Number)

98-0569013
(IRS Employer Identification No.)

4055 McLean Road, Quesnel, British Columbia, Canada V2J 6V5
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 992-6972

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Amendments to Articles of Incorporation or Bylaws

In accordance with stockholder approval received on September 13, 2013, we filed a Certificate of Amendment with the Nevada Secretary of State on September 17, 2013 to increase our authorized share capital from 200,000,000 shares of common stock, $0.001 par value to an authorized capital consisting of 500,000,000, shares of common stock, par value $0.001.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 13, 2013, our company held an annual and special meeting of stockholders to elect directors, appoint our company’s auditors, approve the Say-On-Pay, recommend the Say-When-On-Pay and approve an amendment to our articles.

The following motions were passed at our meeting:

1.	election of Lee Costerd as a director (For – 62,772,713 / Against - Nil / Abstain – 209,400)

2.	election of Luke Rich as a director (For – 62,772,713 / Against - Nil / Abstain – 209,400)

3.	appointment of Saturna Group Chartered Accountants LLP as our company’s auditor (For – 93,805,596 / Against – Nil / Abstain - Nil)

4.	advisory vote on the compensation of the named executive officers (Say-On-Pay) (For – 60,423,803 / Against – 925,000 / Abstain - Nil)

5.	advisory vote on the frequency of future advisory votes on the compensation of the named executive officers (Say- When-On-Pay) (One Year – 3,763,310 / Two Years– 41,532,633 / Three Years- 16,464,362)

6.	amendment to our company’s articles to increase our authorized share capital (For – 87,785,231 / Against – 6,007,361 / Abstain - 13,000)

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment filed with the Nevada Secretary of State on September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE EXPLORATION INC.

/s/ Lee Costerd
Lee Costerd
President

Date: September 17, 2013